                                                                  EXHIBIT 10.35A
                                FIRST AMENDMENT TO LEASE


         This FIRST AMENDMENT TO LEASE (this "Amendment"), dated as of December 15, 1997 is hereby entered into between John A. Pirovano, not individually, but as Trustee of CC&F Second Avenue Trust, a Massachusetts nominee trust, having its principal office at c/o Cabot, Cabot & Forbes, 99 Summer Street, Boston, Massachusetts 02110 ("Landlord"), and Raptor Systems, Inc., a Delaware
corporation, having its principal office at 69 Hickory Drive, Waltham, Massachusetts ("Tenant").

         Reference is made to the following facts:

         A. Landlord and Tenant entered into a lease (the "Lease"), dated May 6, 1997, for approximately 49,834 rentable square feet of office space (the
"Premises")   in  the   building   located  at  266  Second   Avenue,   Waltham,
Massachusetts.

         B. The Lease requires Landlord to deliver the Premises to Tenant in three phases: the Phase I Premises, the Phase II Premises, and the Phase III Premises.

         C. Under Section 1.1 of the Lease, the Phase I Premises were estimated to contain approximately 30,000 rentable square feet. After further remeasurement, the Phase I Premises are estimated to contain approximately 31,500 rentable square feet.

         D. The Lease requires Landlord to deliver the Phase I Premises to Tenant in two segments. The scheduled delivery date for the first segment of the Phase I Premises is December 15, 1997. The scheduled delivery date for the second segment of the Phase I Premises is January 15, 1998.

         E. Tenant has requested, and Landlord has agreed, that (i) an additional 3,000 rentable square feet of space be incorporated into the Phase I Premises, as remeasured, and (ii) the delivery of the first and second segments of the reconfigured Phase I Premises be delayed until January 15, 1998, and March 1, 1998, respectively. In connection with Tenant's holdover occupancy of its current premises, Tenant has further requested, and Landlord has agreed, that Landlord shall pay a portion of such holdover rent in return for an increase in the Rent payable under the Lease.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Tenant's Holdover Rent. On or before January 15, 1998, Tenant shall provide Landlord with written notice ("Tenant's Holdover Rent Notice") of the amount of the holdover rent (the "Holdover Rent") due from Tenant to its existing landlord for the period from January 15, 1998 through February 28, 1998. On or before March 10, 1998, Landlord shall reimburse Tenant for the amount of the Holdover Rent in an amount not to exceed $79,266.00. In the event Tenant's notice indicates that the amount of the Holdover Rent is less than $79,266.00, Landlord shall apply such difference to reduce the amount of the Tenant's T.I. Payment (as such term is defined in Section 4.2 of the Lease) due and payable by Tenant on the Phase I Premises Commencement Date in connection with the construction of the Leasehold Improvements for the Phase I Premises. Tenant hereby acknowledges that any delay by Tenant in the delivery of Tenant's Holdover Rent Notice will result in a corresponding delay in Landlord's reimbursement of the Holdover Rent.

         2.       Section 1.1 of the Lease is hereby amended as follows:
                  a.The "Premises" shall be "Initially, the space located on the second floor of the
                  Building, comprised of the "Phase I Premises" consisting of approximately 34,500 square feet as shown on Exhibit A-1. Upon the occurrence of the Commencement Date for future Phases (as provided in Section 2.2) and, if applicable, the First Floor Expansion Space (as provided in Section 2.5), such future Phases shall be included as part of the Premises. The Phase II Premises shall consist of approximately 6,000 to 7,000 rentable square feet on the second floor, in a location to be agreed upon by Landlord and Tenant. The Phase III Premises shall consist of the balance of rentable square footage on the second floor of the Building, consisting of approximately 8,334 to 9,334 rentable square feet. Where the context permits, the term "Phase" as used herein shall include the Phase I Premises, the Phase II Premises, the Phase III Premises and, if applicable, the First Floor Expansion Space."
                  b. The definition of "Rentable Square Feet in the Premises" is hereby amended by deleting the reference to "approximately 30,000 rentable square feet" in the first paragraph thereof, and replacing it with "approximately 34,500 rentable square feet." c. The definition of "Tenant's Percentage" is hereby amended by deleting the second sentence of the first paragraph thereof and replacing it with the following: "The rentable square feet in the Building is expected to be 95,919, and as a result, Tenant's Percentage for the Phase I Premises (34,500 rentable square feet) is expected to be 35.97%." d. The "Scheduled Phase I Premises Commencement Date" shall be January 15, 1998. e. The "Scheduled Phase II Premises
                  Commencement Date" shall be "[t]he earlier to occur of (i) December 15, 1998, or (ii) the date that is one hundred twenty
                  (120) days after the date Landlord receives written notice from Tenant that Tenant has elected to accelerate the date of its occupancy of the Phase II Premises." f. The "Scheduled Phase III Premises Commencement Date" shall be "[t]he earlier to occur of (i) June 15, 1999, or (ii) the date that is one hundred twenty (120) days after the date Landlord receives written notice form Tenant that Tenant has elected to accelerate the date of its occupancy of the Phase III Premises." g. "Base Rent" shall be calculated as follows:
                           "From and after the Commencement Date for the Phase I
                           Premises, through and including the last day of the sixtieth (60th) full calendar month of the Term, at the annual rate of $26.45 multiplied by the Rentable
                           Square Feet in the Premises. (The Base Rent is subject to adjustment prior to delivery of the second segment of the Phase I Premises, as provided in
                           Section 2.2(a) hereof). From and after the first day of the sixty-first (61st) full calendar month of the Term, through the remainder of the Term, at the annual rate of $28.20 multiplied by the Rentable
                           Square Feet in the Premises."

         3. Section 2.2(a) of the Lease is hereby amended by deleting the third full paragraph thereof and replacing it with the following:

                  "Notwithstanding the foregoing, the delivery of the Phase I Premises will occur in two segments (a "segment"), the first of which will contain approximately 31,500 rentable square feet and the second of which will contain the balance of the Phase I Premises (i.e., approximately 3,000 rentable square feet), as shown on the attached Exhibit A-1. Only the first segment will be taken into account in determining the Commencement Date for the Phase I Premises. However, prior to the Second Segment Rent Date (defined below), the Base Rent and Additional Rent due hereunder will be reduced proportionately so that Tenant is required to pay Base Rent and Additional Rent only on the first segment of the Phase I Premises. The Second Segment Rent Date shall be the earlier of
                  (i) the date on which such segment is Ready for Occupancy, but in no event earlier than March 1, 1998, or (ii) the date on which Tenant begins to conduct business within such segment."

         4. Section 2.2(c) of the Lease is hereby deleted and replaced with the following:

                  "(c) Landlord shall use reasonable efforts to deliver the first segment of the Phase I Premises by the Scheduled Phase I Premises Commencement Date, the second segment by March 1, 1998, the Phase II Premises by the Scheduled Phase II Premises Commencement Date, and the Phase III Premises by the Scheduled Phase III Premises Commencement Date. If any Phase (or segment) is not Ready for Occupancy on the applicable Scheduled Commencement Date for such Phase (or segment),
                  Landlord shall not be subject to any liability for such failure, except as expressly set forth below, and such failure shall not affect the validity of this Lease, but Tenant shall not be liable for any rent until the Commencement Date for the applicable Phase (or segment). Notwithstanding the foregoing, if the first segment of the Phase I Premises is not Ready for Occupancy by January 15, 1998, or if the second segment of the Phase I Premises is not Ready for Occupancy by March 1, 1998, Tenant shall receive one day of free Base Rent for each day delivery of such segment is delayed beyond such date, provided that (i) such free rent arrangements shall not apply to the extent that such delay was caused by any action or inaction of Tenant or any Force Majeure, except that any extension of such January 15 or March 1 date due to Force Majeure delays will not exceed sixty (60) days, (ii) a failure of Landlord's contractor to complete construction on schedule shall not constitute "Force Majeure" unless such failure was attributable to an event which would itself constitute "Force Majeure, and (iii) such free rent will only apply to the segment which was the subject of the delay."

         5. Section 2.5 of the Lease is hereby amended by deleting the first paragraph thereof and replacing it with the following:

                  "Tenant shall have the right to lease from Landlord additional space on the first floor of the Building consisting of approximately 10,000 rentable square feet of space (in a single block of space) to be designated by Landlord (the "First Floor Expansion Space"), provided that (i) on or before April 14, 1998, Tenant shall give Landlord written notice of its election to lease the First Floor Expansion Space ("Tenant's Expansion Space Notice"), and (ii) at the time of the delivery of Tenant's Expansion Space Notice and on the Commencement Date for the First Floor Expansion Space, Tenant satisfies the Exercise Conditions, Tenant hereby agreeing that if Tenant fails to satisfy the Exercise Conditions as of the date of such notice, or as of the Commencement Date for the First Floor Expansion Space, Tenant's rights under this
                  Section  2.5  shall  expire  and be of no  further  force  and effect. Within forty-five (45) days after the delivery of Tenant's Expansion Space Notice, Tenant shall deliver to Landlord Preliminary Plans (as such term is defined in Section
                  4.1 herein) for the First Floor Expansion Space. Upon such delivery, Landlord and Tenant will prepare Final Plans for the First Floor Expansion Space in accordance with the plan preparation procedures described in Section 4.1, and thereafter, Landlord shall improve the First Floor Expansion Space using the construction procedures described in Section 4.1, and the Tenant Allowance and occupancy procedures described in Sections 4.2 and 4.3. The Commencement Date for the First Floor Expansion Space shall be the earlier to occur of (i) the date on which the First Floor Expansion Space is Ready for Occupancy, as such term is defined in Section 2.2, or (ii) the date on which Tenant begins to conduct business operations in any portion of the First Floor Expansion Space."

         6. Exhibit A to the Lease is hereby deleted and replaced with the attached Exhibit A-1. All references in the Lease to Exhibit A shall be deemed to be references to Exhibit A-1.

         7. Tenant hereby confirms that all of Tenant's rights to terminate the Lease granted to Tenant under Section 2.2(b) of the Lease have lapsed or are otherwise of no further force and effect.

         8. The foregoing provisions are effective as of the date hereof. In all other respects, Landlord and Tenant hereby reaffirm all of the covenants, agreements, terms, conditions, and other provisions of the Lease which is incorporated in full herein by reference, and all covenants, agreements, terms, conditions, and provisions thereof shall remain in full force and effect except as modified hereby.

         9. This Amendment may be executed simultaneously in counterparts, each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a sealed instrument as of the date and year first above written.


                           LANDLORD:        CC&F Second Avenue Trust


                                            By:      /S/ John A. Pirovano
                                            John A. Pirovano, not individually,
                                            but as Trustee

                           TENANT:          Raptor Systems, Inc.

                                                   By:       /S/ Robert Fincke
                                                          Name:  Robert Fincke
                                                          Title:  VP, Treasurer

                                       EXHIBIT A-1
                                    266 Second Avenue
                                      Second Floor